Exhibit 99.1
Preliminary Form of Proxy Card of URS
Preliminary Copy

URS

URS Corporation
c/o Corporate Election Services
PO Box 3230
Pittsburgh, PA 15230

VOTE BY INTERNET WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 3:00 a.m. PDT on the morning of the Special Meeting. Have your proxy card in hand when you access the website listed above and follow the instructions to create an electronic voting instruction form.

VOTE BY TELEPHONE 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 3:00 a.m. PDT on the morning of the Special Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the **postage-paid envelope** we have provided or return it to: URS Corporation, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230-3230 to ensure that your vote is received prior to the Special Meeting on ______________, 2007.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: **1-888-693-8683**	Access the Website and cast your vote: **www.cesvote.com**	Mark, sign, date and return your proxy in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED.
↓ Please fold and detach card at perforation before mailing. ↓

URS CORPORATION **SPECIAL MEETING OF STOCKHOLDERS**

____________, 2007 AT ________ LOCAL TIME

The Board of Directors recommends a vote FOR proposals 1 and 2 below. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED <u>FOR</u> PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN
1. Approval of the issuance of shares of URS common stock pursuant to the Agreement and Plan of Merger, dated as of May 27, 2007, by and among URS Corporation, Elk Merger Corporation, a wholly-owned subsidiary of URS, Bear Merger Sub, Inc., a wholly-owned subsidiary of URS, and Washington Group International, Inc.	❑	❑	❑
2. Adjournment or postponement of the URS Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the URS Special Meeting in favor of the foregoing.	❑	❑	❑

______________________________ ____________, 2007
Signature Date

______________________________ ____________, 2007
Signature (Joint Owner) Date

<u>Please vote, date and sign</u> and mail this proxy promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.